UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                  SCHEDULE 14A


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   X    Filed by a party other than the Registrant
                        -----                                             -----

Check the appropriate box:

         Preliminary Proxy Statement
-----
         CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
-----    RULE 14A-6(E)(2))

  X      Definitive Proxy Statement
-----
         Definitive Additional Materials
-----
         Soliciting Material Pursuant to ss.240.14a-12
-----

                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X     No fee required.
-----
        Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.
-----
        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

                                U.S. ENERGY CORP.
                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501
                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -------------------------


We are pleased to give you notice of our Annual Meeting of Shareholders:

Date:          Friday, June 6, 2003

Time:          10:00 AM MST

Place:         877 North 8th West, Riverton, Wyoming 82501

Purpose:       -  Elect two directors to serve until the third succeeding annual meeting of shareholders, and until their successors have been duly elected or appointed and qualified;

               -  Ratify appointment of the independent auditors; and

               - Transact any other business that may properly come before the meeting.


Record Date:   May 2, 2003.  The stock transfer books will not be closed.

     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. We appreciate your cooperation.

                                           By Order of the Board of Directors



Dated:  May 2, 2003                        Daniel P. Svilar, Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Only shareholders of record on May 2, 2003 may vote at the meeting. Only shareholders of record, and beneficial owners on the record date, may attend the meeting. If you plan to attend the meeting, please bring personal identification and proof of ownership if your shares are held in "street name" (i.e., your shares are held of record by brokers, banks or other institutions). Proof of ownership means a letter or statement from your broker showing your ownership of shares on the record date.

     A list of shareholders entitled to vote at the meeting will be available for inspection by any record shareholder at the Company's principal executive offices in Riverton, Wyoming. The inspection period begins two days after the date this Notice is mailed and ends at the conclusion of the meeting.

                                U.S. ENERGY CORP.

                     MINERALS PLAZA, GLEN L. LARSEN BUILDING
                               877 NORTH 8TH WEST
                             RIVERTON, WYOMING 82501

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             ON FRIDAY, JUNE 6, 2003


     The Annual Report to Shareholders, including audited financial statements for the new fiscal year ended December 31, 2002, is mailed to shareholders together with these proxy materials on or about May 9, 2003. The proxy materials consist of this proxy statement and notice of annual meeting, the Annual Report, the Audit Committee Certification and the Audit Committee Charter.

     This proxy statement is provided in connection with a solicitation of proxies by the board of directors of U.S. Energy Corp. for use at the annual meeting of shareholders (the "meeting") to be held on Friday, June 6, 2003 and at any adjournments of the meeting.

     The last annual meeting of shareholders was held on December 16, 2003. However, we have changed our fiscal year (formerly June 1 to May 31) to the calendar year (January 1 to December 31), and now file our SEC reports on the calendar year and calendar quarter basis. Therefore, we have changed our annual shareholders' meeting date to be in June of each year.

WHO CAN VOTE

     If you held any shares of common stock on the record date (May 2, 2003), then you will be entitled to vote at the meeting. If you held stock in your own name, you may vote directly. If you owned stock beneficially but in the record name (street name) of an institution, you may instruct the record holder how to vote when the record holder contacts you about voting and gives you the proxy materials.

COMMON STOCK OUTSTANDING ON THE RECORD DATE:   12,233,776 SHARES

QUORUM AND VOTING RIGHTS

     A quorum for the meeting will exist if a majority of the voting power of the shareholders is present at the meeting, in person or represented by properly executed proxy delivered to us prior to the meeting. Shares of common stock present at the meeting that abstain from voting, or that are the subject of broker non-votes, will be counted as present for determining a quorum. A broker non-vote occurs when a nominee holding stock in street name or otherwise for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

     You are entitled to one vote for each share of U.S. Energy Corp. common stock you hold, except that in the election of directors you may cumulate your votes. Cumulative voting generally allows each holder of shares of common stock to multiply the number of shares owned by the number of directors being elected, and to distribute the resulting number of votes among nominees in any proportion that the holder chooses. Nominees in number equal to the seats to be filled, who receive a plurality of votes cast, are elected. If you abstain from voting, your shares will not be counted for or against any director.

     Ratification of the appointment of independent auditors will be approved if the number of votes cast in favor exceed the number of votes opposed, in accordance with Wyoming law.

     Any other matter which properly comes before the meeting would be approved if the number of votes cast in favor exceed the number of votes opposed, unless Wyoming law requires a different approval ratio.

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters which properly may come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of these matters.

HOW YOUR PROXY WILL BE VOTED;  RECOMMENDATION OF THE BOARD

     The board of directors is soliciting a proxy in the enclosed form to provide you with the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     The board of directors recommends you vote in favor of the nominees for directors, and in favor of ratifying management's re-appointment of the audit firm.

GRANTING YOUR PROXY

     If you sign properly and return the enclosed form of proxy, your shares will be voted as you specify. If you make no specifications, your proxy will be voted in favor of both proposals.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. However, in accordance with SEC rule 14a-4(c) the enclosed proxy will confer discretionary authority with respect to any other matter that may properly come before the meeting, including any matter of which we did not have notice (1) at least 45 days before the date of mailing proxy materials for last year's meeting, or (2) within a reasonable period of time before the mailing for the current meeting, as we have changed our meeting date from December to June. The persons named as proxies intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

REVOKING YOUR PROXY

     If you submit a proxy, you may revoke it later or submit a revised proxy at any time before it is voted. You also may attend the meeting in person and vote by ballot, which would cancel any proxy you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have not hired a solicitation firm for the meeting. Our employees and directors will solicit proxies by telephone or other means, if necessary; these people will not be paid for these services.

REQUIREMENT AND DEADLINES FOR SHAREHOLDERS TO SUBMIT PROXY PROPOSALS

     Generally, we will hold the annual meeting on the first Friday of each June (June 4 in 2004). Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our Annual Meeting of Shareholders to be held in June 2004, the proposal must be received by us in writing at least 150 calendar days in advance of the meeting date (which would be 120 days in advance of the mailing date), at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501; Attention: Daniel P. Svilar, Secretary.

CORPORATE GOVERNANCE, AUDIT COMMITTEE REPORT AND COMPENSATION COMMITTEE

     MEETINGS OF THE BOARD. The board of directors, which held five formal meetings during the seven months ended December 31, 2002, has primary responsibility for directing management of the business. The board currently consists of six members. There remains one vacancy on the board. All members attended all meetings. The board conferred informally on several other occasions during the fiscal year. From time to time the directors also approve various matters by consent minutes without conducting formal meetings.

     AUDIT COMMITTEE. To provide effective direction and review of fiscal matters, the board has established an audit committee. The audit committee has the responsibility of reviewing our financial statements, exercising general oversight of the integrity and reliability of our accounting and financial reporting practices, and monitoring the effectiveness of our internal control systems. The audit committee also recommends selection of an auditing firm and exercises general oversight of the activities of our independent auditors, principal financial and accounting officers and employees and related matters. The members of the audit committee are Nick Bebout, Don Anderson and H. Russell Fraser, all of whom are independent directors under criteria established by the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market Inc. John L. Larsen is appointed as an alternate member of the audit committee in the event one of the committee members could not attend committee meetings.

     The audit committee has reviewed our financial statements for the seven months ended December 31, 2002 and discussed them with management. The committee also discussed with the independent audit firm the various matters required to be so discussed in SAS 63 (Codification of Statements on Auditing Standards, AU
380). The committee received the written disclosure and the letter from the independent audit firm as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and the committee discussed with the audit firm their independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in our Transition Annual Report on Form 10-K (for the seven month period) which was filed with the Securities and Exchange Commission April 1, 2003.

     COMPENSATION COMMITTEE. The Company has a compensation committee, whose members are Harold F. Herron, Nick Bebout and H. Russell Fraser. This committee met formally on one occasion during the seven months ended December 31, 2002, and discusses compensation matters informally from time to time.

     The compensation committee reviews and recommends to the board of directors compensation packages for the officers of U.S. Energy Corp. and subsidiaries (but not Crested Corp. which has its own compensation committee). The committee takes into account the need for different types of executives (administrative, financial, engineering, etc.), and the pay arrangements which corporations of similar size have adopted in our industry on both the national and local levels. Items considered include the experience of and contribution made (or to be made for new hires or promotions) by each person, and the methods of paying them (principally salary and stock options). In addition, the compensation committee reviews and recommends to the board of directors the granting of stock options to non-executive employees.

     EXECUTIVE COMMITTEE. The executive committee members are Keith G. Larsen, John L. Larsen, Harold F. Herron, Nick Bebout and H. Russell Fraser. This committee helps implement the board of directors' overall directives as necessary. This committee usually does not conduct formal meetings (none were held in the seven month period ended December 31, 2002).

     NOMINATING COMMITTEE. When needed as determined by the board of directors, the nominating committee considers and recommends to the board of directors individuals who may be suitable to be nominated to serve as directors. Harold F. Herron and Don Anderson are the nominating committee members.

     MANAGEMENT COST APPORTIONMENT COMMITTEE, established by USE and Crested in 1982, reviews the apportionment of costs between USE and Crested. John L. Larsen and Robert Scott Lorimer are members of this committee.

              PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY

     The following is a list of all record holders who, as of the record date, beneficially owned more than 5% of the outstanding shares of common stock, and the outstanding common stock beneficially held by each director and nominee, and by all officers and directors as a group, as reported in filings with the SEC, or as otherwise known to us. Except as otherwise noted, each holder exercises the sole voting and dispositive powers over the shares listed opposite the holder's name, excluding the shares subject to forfeiture and those held in ESOP accounts established for the employee's benefit. Dispositive powers over the forfeitable shares held by employees who are not officers and a non-employee director ("Forfeitable Shares") are shared by the Company's board of directors. Voting and dispositive powers over forfeitable shares held by the Company's five executive officers and a former officer (now deceased) ("Officers' Forfeitable Shares") are shared by the Company's non-employee directors (Messrs. Anderson, Bebout and Fraser). The ESOP Trustees (John L. Larsen and Harold F. Herron) exercise voting powers over non-allocated ESOP shares and dispositive powers over all ESOP shares. It should be noted that voting and dispositive powers over certain shares are shared by one or more of the listed holders. Such securities are reported opposite each holder having a shared interest therein.

                                                  Amount and Nature of Beneficial Ownership
                               ---------------------------------------------------------------------------
                                    Voting Rights            Dispositive Rights
Name and address               ----------------------     ------------------------            Total             Percent
of beneficial owner                Sole       Shared         Sole        Shared       Beneficial Ownership    of Class(1)
-------------------                ----       ------         ----        ------       --------------------    -----------

John L. Larsen*(2)               895,746    1,012,657     895,746        1,412,396         2,437,568             19.2%
201 Hill Street
Riverton, WY 82501

Keith G. Larsen*(3)              637,112        1,500      601,674          45,180           691,112              5.4%
4045 Valley Green Circle
Riverton, WY 82501

Harold F. Herron*(4)             433,841      285,843      405,986        685,582          1,162,581              9.3%
3425 Riverside Road
Riverton, WY 82501

Don C. Anderson*(5)               89,610      377,342       68,610         421,022           489,632              4.0%
P. O. Box 1556
Mesquite, NV 89024

Nick Bebout*(6)                   75,561      384,842       75,561         428,522           504,083              4.1%
4424 Skylane Drive
Riverton, WY 82501

H. Russell Fraser*(7)             66,955      378,642       66,955         422,322           489,277              4.0%
3453 Southfork Road
Cody, WY 82414

                                                  Amount and Nature of Beneficial Ownership
                                --------------------------------------------------------------------------
                                     Voting Rights            Dispositive Rights
Name and address                ----------------------     ------------------------          Total             Percent
of beneficial owner                Sole       Shared        Sole         Shared       Beneficial Ownership    of Class(1)
-------------------                ----       ------        ----         ------       --------------------    -----------
Daniel P. Svilar**(8)            488,749      517,359      488,749         517,359         1,106,958              8.8%
580 S. Indiana Street
Hudson, WY 82515

R. Scott Lorimer**(9)            437,615          -0-      393,906             -0-           504,848              4.0%
11 Korrel Court
Riverton, WY 82501

Peter G. Schoonmaker**(10)       325,346          -0-      304,400             -0-           325,346              2.6%
1746 Meadowlark Lane
Sheridan, WY 82801

All officers and
directors as a group
(nine persons)(11)             3,450,535    1,403,194    3,301,587       1,802,933         5,104,520             34.4%

----------

     *   Director
     ** Officer (Mr. Schoonmaker is president of the Company's majority-owned subsidiary Rocky Mountain Gas, Inc.)

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Mr. John L. Larsen exercises sole voting powers over 243,163 directly owned shares, 106,000 shares held in joint tenancy with his wife, 500 shares held in a street name account for his benefit, 52,183 shares held in an Individual Retirement Account ("IRA") established for his benefit, and 493,900 shares underlying options. The directly owned shares include 27,500 shares gifted to his wife, that have remained in Mr. Larsen's name. He exercises shared voting rights over 42,350 shares held directly by his wife, 155,811 shares held by the ESOP, which have not been allocated to accounts established for specific beneficiaries, and shares held by corporations of which Mr. Larsen is a director consisting of 512,359 shares held by Crested Corp. ("Crested"), 125,556 shares held by Plateau Resources Limited ("Plateau"), 175,000 shares held by Sutter Gold Mining Company ("SGMC"), and 1,581 shares held by Northwest Gold, Inc. ("NWG"). Mr. Larsen shares the voting rights over such shares with the other directors of those corporations. Mr. Larsen shares voting powers over the unallocated ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. Shares over which sole dispositive rights are exercised consist of 243,163 directly owned shares, 106,000 joint tenancy shares, 500 shares held in street name, 52,183 shares held in his IRA, and the 493,900 shares underlying options. Shared dispositive powers are exercised over 42,350 shares directly held by wife, 511,870 shares held by the ESOP, 43,680 Forfeitable Shares, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC and 1,581 shares held by NWG. The shares listed under "Total Beneficial Ownership" also include 129,426 Officers' Forfeitable Shares.

     (3) Mr. Keith Larsen exercises sole voting rights over 1,774 directly held shares, 6,000 shares as custodian over shares held for his minor children under the Wyoming Uniform Transfers to Minors Act (the "Custodial Shares"), 35,438 shares held in an ESOP account established for his benefit, 593,900 shares underlying options. He exercises shared voting rights over 1,500 shares held directly by his minor children. Mr. Keith Larsen exercises sole dispositive rights over 1,774 directly held shares, 6,000 Custodial shares, and 593,900 shares underlying options. He exercises shared dispositive rights over 1,500 shares held directly by his minor children and 43,680 Forfeitable Shares. The shares listed under "Total Beneficial Ownership" also include 8,820 Officers' Forfeitable Shares.

     (4) Mr. Herron exercises sole voting powers over 47,986 directly owned shares, 11,000 shares held in an IRA established for his benefit, 7,600 Custodial Shares, 339,400 shares underlying options, and 27,855 shares held in the ESOP account established for his benefit. Shared voting powers are exercised over 2,895 shares held directly by his wife, 155,811 which have not been allocated to accounts established for specific beneficiaries, 125,556 shares held by Plateau, 1,581 shares held by NWG. Sole dispositive powers are exercised over 47,986 directly held shares, 11,000 shares held in his IRA, 7,600 Custodial Shares and 339,400 shares underlying options. Mr. Herron exercises shared dispositive rights over 2,895 wife's shares, 511,870 shares held by the ESOP, 125,556 shares held by Plateau, 1,581 shares held by NWG, and 43,680 Forfeitable Shares. Mr. Herron exercises shared dispositive and voting powers over the shares held by Plateau and NWG as a director of those companies with the other directors of those companies and over the ESOP shares in his capacity as an ESOP Trustee with the other ESOP Trustees. The shares listed under "Total Beneficial Ownership" also include 71,013 Officers' Forfeitable Shares.

     (5) Mr. Anderson exercises sole voting powers over 11,955 directly held shares, 3,055 shares held in an IRA established for his benefit, 1,100 shares held in a street name account for his benefit, 21,000 Forfeitable Shares, and 52,500 shares underlying options. He exercises shared voting powers over 377,342 Officers' Forfeitable Shares. Mr. Anderson exercises dispositive power over 11,955 directly held shares, 3,055 IRA shares, 1,100 street name shares, and 52,500 shares underlying his options. He exercises shared dispositive powers over the 43,680 Forfeitable Shares and 377,342 Officers' Forfeitable Shares.

     (6) Mr. Bebout exercises sole voting rights over 23,011 shares held directly, 50 shares held in joint tenancy with his wife, and 52,500 shares underlying options. He exercises shared voting rights over 377,342 Officers' Forfeitable Shares, and 7,500 shares held by private companies of which he is a director and officer. Mr. Bebout exercises sole dispositive rights over 23,011 shares held directly, 50 joint tenancy shares, and 52,500 shares underlying his options. He exercises shared dispositive powers over 43,680 Forfeitable Shares, 377,342 Officers' Forfeitable Shares, and 7,500 shares held by the private companies of which he is a director and officer.

     (7) Mr. Fraser exercises sole voting rights over 10,455 directly held shares, 4,000 shares held in an IRA for his benefit, and 52,500 shares underlying options. He exercises shared voting rights over 1,300 shares held directly by his wife and 377,342 Officers' Forfeitable Shares. Mr. Fraser exercises sole dispositive rights over 10,455 directly held shares, 4,000 IRA shares and 52,500 shares underlying his options. He exercises shared dispositive powers over 1,300 wife's shares, 43,680 Forfeitable Shares, and 377,342 Officers' Forfeitable Shares.

     (8) Mr. Svilar exercises sole voting powers over 50,121 directly owned shares, 8,375 shares held in joint tenancy with his wife, 34,723 shares held in an IRA established for his benefit, 630 shares held in a street name account established for his benefit, 1,000 Custodial Shares, and 393,900 shares underlying options. He exercises shared voting over 512,359 shares held by Crested and 5,000 shares held by a private corporation of which he is a director and officer. He exercises sole dispositive power over 50,121 directly held shares, 8,375 joint tenancy shares, 34,823 IRA shares, 630 street name shares, 1,000 Custodial Shares, and 393,900 shares underlying his options. Mr. Svilar exercises shared dispositive rights over 512,359 shares held by Crested and 5,000 shares held by a private corporation of which he is a director. The shares listed under "Total Beneficial Ownership" also include 100,850 Officers' Forfeitable Shares.

     (9) Mr. Lorimer exercises sole voting rights over 41,673 directly held shares, 43,709 shares held in the ESOP account established for his benefit, and 352,233 shares underlying options. He exercises sole dispositive rights over 41,673 directly held shares, and 352,233 shares underlying options. The shares listed under "Total Beneficial Ownership" also include 67,233 Officers' Forfeitable Shares.

     (10) Mr. Schoonmaker is listed in the table because he is president of Rocky Mountain Gas, Inc. ("RMG"), a majority-owned subsidiary of the Company through which the Company conducts its primary business. He exercises sole voting over 9,500 shares held directly, 1,000 Custodial Shares, 20,946 shares held in the ESOP account established for his benefit, and 293,900 shares underlying options. Mr. Schoonmaker exercises sole dispositive rights over 9,500 shares held directly, 1,000 Custodial shares, and 293,900 shares underlying his options.

     (11) The group exercises sole voting rights over 439,638 directly held shares, 114,425 shares held in joint tenancy, 104,961 shares held in IRAs, 2,230 shares held in street name, 15,600 Custodial Shares, 127,948 ESOP shares, 21,000 Forfeitable Shares, and 2,624,733 shares underlying options. Shared voting rights are exercised over 46,545 shares held directly by spouses, 1,500 shares held by minor children, 377,342 Officers' Forfeitable Shares, 155,811 shares held in the ESOP which are not allocated to plan participants, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, 1,581 shares held by NWG, and 7,500 shares held by private corporations. The sole dispositive shares consist of 439,638 directly held shares, 114,425 shares held in joint tenancy, 104,961 shares held in IRAs, 2,230 shares held in street name, 15,600 Custodial Shares, and 2,624,733 shares underlying options. The group exercises shared dispositive rights over 46,545 shares held directly by spouses, 1,500 shares held by minor children, 511,870 shares held in the ESOP, 512,359 shares held by Crested, 125,556 shares held by Plateau, 175,000 shares held by SGMC, 1,581 shares held by NWG, 7,500 shares held by private corporations, 43,680 Forfeitable Shares, and 377,342 Officers' Forfeitable Shares.

  PRINCIPAL HOLDERS OF VOTING SECURITIES OF COMPANY SUBSIDIARY - CRESTED CORP.

     The following table sets forth, as of the record date, the shares of common stock of the Company's majority-owned (70.5%) subsidiary, Crested Corp. as a group. Unless otherwise noted, the listed record holder exercises sole voting and dispositive powers, held by each director and nominee of U.S. Energy Corp., and by all officers and directors of U.S. Energy Corp. over the shares reported as beneficially owned, excluding the shares subject to forfeiture. It should be noted that voting and dispositive powers for certain shares are shared by or more of the listed holders. Such shares are reported opposite each holder having a shared interest therein, but are only included once in the shareholdings of the group presented in the table.

                                               Amount and Nature of Beneficial Ownership
                              ----------------------------------------------------------------------------
                                    Voting Rights             Dispositive Rights
Name of                       ------------------------     -----------------------           Total              Percent
beneficial owner                  Sole        Shared         Sole        Shared       Beneficial Ownership    of Class(1)
----------------                  ----        ------         ----        ------       --------------------    -----------
John L. Larsen(2)                  -0-      12,184,733         -0-      12,184,733         12,184,733            71.2%

Keith G. Larsen(3)                 -0-      12,020,848         -0-      12,020,848         12,020,848            70.2%

Harold F. Herron(4)              6,932      12,084,733       6,932      12,084,733         12,091,665            70.7%

Don C. Anderson(3)                 -0-      12,020,848         -0-      12,020,848         12,020,848            70.2%

Nick Bebout(3)                     -0-      12,020,848         -0-      12,020,848         12,020,848            70.2%

H. Russell Fraser(3)               -0-      12,020,848         -0-      12,020,848         12,020,848            70.2%

Daniel P. Svilar(5)            191,850     -0-             191,850             -0-            191,850            1.1%

R. Scott Lorimer(6)                -0-     -0-                 -0-             -0-             15,000              *

Peter G. Schoonmaker               -0-     -0-                 -0-             -0-                -0-             -0-
All officers and
directors as a group
(nine persons)(7)              198,782      12,184,733     198,782      12,184,733         12,398,515            72.5%

----------

     (1) Percent of class is computed by dividing the number of shares beneficially owned plus any options held by the reporting person, by the number of shares outstanding plus the shares underlying options held by that person.

     (2) Consists of 12,020,848 Crested shares held by the Company, 100,000 shares held by SGMC, 60,000 shares held by Plateau and 3,885 shares held by NWG, with respect to which shared voting and dispositive powers are exercised as a director with the other directors of those Companies.

     (3) Consist of the 12,020,848 Crested shares held by the Company with respect to which shared voting and dispositive powers are exercised as a director with the other directors of the Company.

     (4) Consists of 6,932 directly held shares over which Mr. Herron exercises sole voting and investment powers, and the 12,020,848 Crested shares held by the Company, 3,885 shares held by NWG and 60,000 shares held by Plateau, with respect to which shared voting and dispositive powers are exercised as a USE, NWG and Plateau director with the other directors of those companies.

     (5) Consists of 191,850 directly held shares, over which Mr. Svilar exercises sole voting and dispositive powers.

     (6) Consists of 15,000 shares subject to forfeiture. None of the company's directors exercise any voting or dispositive powers over these shares. Such powers are exercised by the Crested non-employee director.

     (7) Sole voting and dispositive rights are exercised over 198,782 directly held shares. Shared voting and dispositive rights are exercised over 12,020,848 shares held by the Company, 100,000 shares held by SGMC, 60,000 shares held by Plateau and 3,885 shares held by NWG. The total beneficial ownership includes 15,000 shares held by an employee which are subject to forfeiture. None of the company's directors exercise any voting or dispositive powers over these shares. Such powers are exercised by the Crested non- employee director.

     Each director beneficially holds the 6,982,219 and 255,000,000 shares of NWG and Four Nines Gold, Inc. ("FNG") common stock, respectively, held by the Company. They exercise shared voting and dispositive powers over those shares as company directors with the other company directors. Those shares represent 89.4% and 50.9% of the outstanding shares of NWG, and FNG, respectively. John L. Larsen beneficially holds 272,500,000 shares of FNG common stock (54.4% of the outstanding shares), which includes 255,000,000 shares held by the Company, 5,000,000 held by USECC Joint Venture and 5,000,000 shares held by Crested, over which Mr. Larsen shares voting and dispositive powers with the remaining directors of the Company and Crested. Mr. John L. Larsen holds 7,024,219 shares of NWG consisting of the 6,982,219 held by the Company, 1,000 directly held shares, 1,000 shares held directly by his wife and 40,000 shares which are subject to forfeiture, representing 89.9% of the outstanding common stock of NWG. Harold F. Herron beneficially holds 7,027,704 shares of NWG consisting of the 6,982,219 shares held by the Company, 5,575 shares held directly and 40,000 shares subject to forfeiture, representing 90% of the outstanding stock of NWG. Mr. Herron beneficially holds 265,000,000 shares of the common stock of FNG, consisting of the 255,000,000 shares held by the Company and 10,000,000 directly held shares, representing 52.9% of the outstanding FNG common stock. Daniel P. Svilar beneficially owns 14,000,000 shares of the common stock of FNG (4,000,000 shares directly in joint tenancy with other family members), representing 2.8% of that class. Messrs. Keith G. Larsen, Svilar, Lorimer and Schoonmaker each hold 40,000 shares of NWG which are subject to forfeiture. None of the other directors or officers directly hold any other shares of stock of NWG or FNG. All executive officers and directors of the Company as a group (9 persons) hold 7,229,794 and 284,500,000 shares of the stock of NWG, and FNG, representing 92.6% and 56.2% of the outstanding shares of those companies, respectively.

PROPOSAL ONE - ELECTION OF DIRECTORS

     The directors are divided into three classes, each consisting of two persons so far as practicable, to be elected until the third succeeding annual meeting and until their successors have been duly elected or appointed and qualified or until death, resignation or removal. The terms of directors John L. Larsen and Keith G. Larsen expire at the meeting and they have been nominated for re-election. Current directors are:

                                  Other                           Meeting at
Name, age and                positions with         Director      which term
designation                 with the company          since       will expire
-----------                 ----------------        ---------   ----------------

John L. Larsen (71)        Chairman and CEO           1966            2003
 (nominee)                                                       Annual Meeting

Keith G. Larsen (43)       President and COO          1997            2003
 (nominee)                                                       Annual Meeting

Harold F. Herron (49)      Senior Vice President      1989            2004
 (continuing director)                                           Annual Meeting

Don C. Anderson (75)                                  1990            2005
 (continuing director)                                           Annual Meeting

Nick Bebout (51)                                      1989            2005
 (continuing director)                                           Annual Meeting

H. Russell Fraser (60)                                1996            2005
  (continuing director)                                          Annual Meeting


     It is recommended that the shareholders vote for the re-election of John L. Larsen and Keith G. Larsen.

     Executive officers are elected by the board of directors at the annual directors' meeting, which follows each Annual Shareholders' Meeting, to serve until the officer's successor has been duly elected and qualified, or until death, resignation or removal.

FAMILY RELATIONSHIPS.

     Keith G. Larsen, a director, President and COO, is a son of John L. Larsen, Chairman, CEO and principal shareholder. Harold F. Herron, a director and Senior Vice-President, is the son-in-law of John L. Larsen. Nick Bebout, a director, is a nephew of Daniel P. Svilar, a principal shareholder, Secretary and General Counsel. There are no other family relationships among the executive officers or directors of the Company.

BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS OF DIRECTORS AND NOMINEES.

     JOHN L. LARSEN has been principally employed as an officer and director of the Company and Crested Corp. for more than the past five years. Mr. Larsen is the Chairman of the Board and Chief Executive Officer. He is also the Chairman and a director of Crested and Northwest Gold, Inc. ("NWG"), both of which are affiliates of the Company. Crested and NWG have registered equity securities under the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Larsen is Chief Executive Officer and Chairman of the board of directors of Plateau Resources, Limited and of Sutter Gold Mining Company, and he is a director of Rocky Mountain Gas, Inc. and Yellow Stone Fuels Corp.

     KEITH G. LARSEN has been principally employed by the Company and Crested for more than the past five years. He has been a director of the Company and its President and Chief Operating Officer since November 25, 1997. Mr. Larsen is also the Chief Executive Officer and a director of Rocky Mountain Gas, Inc.

     HAROLD F. HERRON has been the Company's Vice-President since January 1989, and now is Senior Vice President. Mr. Herron was the President of Brunton, a wholly owned company subsidiary until Brunton was sold in February 1996. Mr. Herron is president and a director of NWG, President and a director of Plateau, president and a director of Sutter Gold Mining Company, and a director of Rocky Mountain Gas, Inc. Mr. Herron received an M.B.A. degree from the University of Wyoming after receiving a B.S. degree in Business Administration from the University of Nebraska at Omaha.

     DON C. ANDERSON has been a company director since May 1990. From January 1990 until mid-fiscal 1993, Mr. Anderson was the Manager of the Geology Department for the Company. Mr. Anderson was Manager of Exploration and Development for Pathfinder Mines Corporation, a major domestic uranium mining and milling corporation, from 1976 until his retirement in 1988. Previously, he was Mine Manager for Pathfinder's predecessor, Utah International, Inc., from 1965 to 1976. He received a B. S. degree in geology from Brigham Young University.

     NICK BEBOUT has been director of the Company since 1989. He has been a director and President of NUCOR, Inc. ("NUCOR"), a privately-held corporation that provides exploration and development drilling services to the mineral and oil and gas industries, since 1987. Prior to that time, Mr. Bebout was Vice President of NUCOR from 1984. Mr. Bebout is also an officer, director and owner of other privately-held entities involved in the resources industry.

     H. RUSSELL FRASER has been a director of the Company since 1996 and a director of Rocky Mountain Gas, Inc. since 1999. He is past President and director of American Capital Access, Inc., a bond rating company in New York, New York. Mr. Fraser was chairman of the board and chief executive officer of Fitch Investors Services, L.P. for more than the past five years. Fitch Investors Services, L.P., New York, New York, is a nationwide stock and bond rating and information distribution company. From 1980-1989, Mr. Fraser served as president and chief executive officer of AMBAC, the oldest municipal bond issuer in the United States.

     Before joining AMBAC, Mr. Fraser was senior vice president and director of fixed-income research at PaineWebber, Inc. While a member of the board of directors at PaineWebber, Mr. Fraser participated in both the corporate and public finance departments and headed PaineWebber's trading and sales for all corporate bond products. Previously, he managed corporate ratings at Standard & Poor's, supervising research analysis of corporate bonds, preferred stock, and commercial paper. Mr. Fraser holds a B.S. in finance and economics from the University of Arizona. He is a member of the Municipal Analysts Group of New York and founder of the Fixed Income Analysts Society.

FILING OF REPORTS UNDER SECTION 16(A)

     The Company has reviewed reports on Forms 3, 4 and 5 of ownership of common stock in the Company, which have been filed with the SEC under Section 16(a) of the Exchange Act from June 1 2002 through December 31, 2002, and received written representations from the filing persons. Based solely upon review of the reports and representations, John L. Larsen, Keith G. Larsen, Harold F. Herron, Daniel P. Svilar, R. Scott Lorimer and Peter G. Schoonmaker each reported one transaction late. Subsequent to December 31, 2002, transactions for events occurring prior to December 31, 2002 were reported late by John L. Larsen (7), Keith G. Larsen (1), Harold F. Herron (4), Daniel P. Svilar (1), R. Scott Lorimer (1) and Peter G. Schoonmaker (2). We know of no other untimely or not-made filings related to transactions occurring during the seven month period ended December 31, 2002.

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided pursuant to Item 401 of Reg. S-K, regarding the executive officers of the Company who are not also directors.

     DANIEL P. SVILAR, age 74, has been General Counsel for USE and Crested for more than the past five years. He also has served as Secretary and a director of Crested, and Assistant Secretary of USE. He was appointed Secretary of USE on March 23, 2002. His positions of General Counsel to, and as officers of the companies, are at the will of the board of directors. There are no understandings between Mr. Svilar and any other person pursuant to which he was named as officer or General Counsel. He has no family relationships with any of the other executive officers or directors of USE or Crested, except his nephew Nick Bebout is a USE director. During the past five years, Mr. Svilar has not been involved in any Reg. S-K Item 401(f) proceeding.

     ROBERT SCOTT LORIMER, age 52, has been Chief Accounting Officer, Chief Financial Officer and Treasurer for both USE and Crested for more than the past five years. Mr. Lorimer also has been their Vice President Finance since April 1998. He serves at the will of the board of directors. There are no understandings between Mr. Lorimer and any other person, pursuant to which he was named as an officer, and he has no family relationship with any of the other executive officers or directors of USE or Crested. During the past five years, he has not been involved in any Reg. S-K Item 401(f) listed proceeding.

     PETER G. SCHOONMAKER, age 43 has been president and director of Rocky Mountain Gas, Inc. since June 1999. From March 1995 until June 1999, he was employed at different positions by U.S. Energy Corp. and its subsidiary companies. He serves at the will of the board of directors of Rocky Mountain Gas, Inc. There are no understandings between Mr. Schoonmaker and any other person, pursuant to which he was named as an officer and director, and is a son-in-law of John L. Larsen, Chairman and CEO of U.S. Energy Corp.

EXECUTIVE COMPENSATION

     Under a Management Agreement dated August 1, 1981, USE and Crested share certain general and administrative expenses, including compensation of the officers and directors of the companies (but excluding directors' fees) which have been paid through the USECC Joint Venture ("USECC"). Substantially all the work efforts of the officers of USE and Crested are devoted to the business of both companies.

     All USECC personnel are employees of USE, in order to utilize the Company's ESOP as an employee benefit mechanism. The Company charges USECC for the direct and indirect costs of its employees for time spent on USECC matters, and USECC charges one-half of that amount to each of Crested and the Company.

     The following table sets forth the compensation paid to the USE Chief Executive Officer, and those of the four most highly compensated USE executive officers and Peter G. Schoonmaker, president of RMG, who were paid more than $100,000 cash in any of the two fiscal years ended May 31, 2002, and more than $50,000 for the seven months ended December 31, 2002. The table includes compensation paid such persons by Crested for the seven months ended December 31, 2002, and the two fiscal years ended May 31, 2001 and 2000 for such persons' services to such subsidiaries.

                                                   SUMMARY COMPENSATION TABLE

                                                                                    Long Term Compensation
                                                                             -------------------------------------
                                              Annual Compensation                    Awards             Payouts
                                   -------------------------------------------------------------------------------
(a)                        (b)         (c)            (d)            (e)          (f)           (g)          (h)         (i)
                                                                    Other
Name                                                               Annual     Restricted                              All Other
and                                                                Compen-       Stock                      LTIP       Compen-
Principal                                                          sation      Award(s)      Options/      Payouts     sation
Position                  Year      Salary($)      Bonus($)          ($)          ($)         SARs(#)        ($)       ($)(1)
--------------------------------------------------------------------------------------------------------------------------------
John L. Larsen           2002*     $ 109,500     $  7,500(2)     $ -0-       $ -0-            97,000(3)    $   -0-    $  11,700
 CEO and                 2002        152,000       18,000(4)       -0-         78,000(5)     100,000(3)        -0-       17,000
 Chairman                2001        153,000        4,300(7)       -0-        107,000(5)     184,400(6)        -0-       15,700

Keith G. Larsen          2002*     $  90,000     $  7,200(2)     $ -0-       $ -0-            97,000(3)    $          $   9,700
 President               2002        152,300       17,700(4)       -0-         -0-           100,000(3)        -0-       17,000
 and COO                 2001        153,900        3,600(7)       -0-         -0-           309,400(6)        -0-       15,700

Daniel P. Svilar         2002*     $  86,200     $  6,900(2)     $ -0-       $ -0-            97,000(3)    $   -0-    $   9,300
 General Counsel         2002        149,400       17,400(4)       -0-         58,500(5)     100,000(3)        -0-       16,700
 and Secretary           2001        140,400        4,000(7)       -0-         80,250(5)     121,900(6)        -0-       14,400

Harold F. Herron         2002*     $  60,500     $ 27,800(8)     $ -0-       $ -0-            97,000(3)    $   -0-    $   8,800
 Sr. Vice President      2002         99,500       53,600(8)       -0-         39,000(5)     100,000(3)        -0-       15,300
                         2001         96,400       40,760(8)       -0-         53,500(5)      96,900(6)        -0-       13,700

R. Scott Lorimer         2002*     $  83,500     $  6,800(2)     $ -0-       $ -0-            97,000(3)    $   -0-    $   9,000
 Treasurer               2002        141,000       17,000(4)       -0-         39,000(5)     100,000(3)        -0-       15,800
 and CFO                 2001        136,900        3,900(7)       -0-         53,500(5)     121,900(6)        -0-       14,100

Peter G. Schoonmaker     2002*     $  55,400     $ 23,100(9)     $ -0-       $ -0-            97,000(3)    $   -0-    $   7,800
 President of RMG        2002         96,000       46,300(9)       -0-         -0-           100,000(3)        -0-       14,200
                         2001         95,100       19,200(9)       -0-         -0-            71,900(6)        -0-       11,400

     *  For seven months June 1, 2002 to December 31, 2002

     (1) Dollar values for ESOP contributions.

     (2) Consists of Christmas bonus amounts granted to employees during the seven month period ended December 31, 2002.

     (3) Stock options granted pursuant to the Company's 2001 Incentive Stock Option Plan. See details of the options under "Grants to Executive Officers in 2002 (Qualified and Nonqualified)" below.

     (4) Consists of $10,000 bonus granted to officers and employees after the conclusion of a coalbed methane gas transaction, and a Christmas bonus granted to employees. The Christmas bonus amounts granted for John L. Larsen, Keith G. Larsen, Daniel P. Svilar, Harold F. Herron, R. Scott Lorimer and Pete

Schoonmaker during the former fiscal year ended May 31, 2002 were $8,000, $7,700, $7,400, $6,700, $7,000 and $6,300, respectively.

     (5) Consists of shares issued under the 1996 stock award program multiplied by$5.35 and $3.90 (the closing market price on the issue dates for former fiscal years 2001 and 2002 respectively). These shares are subject to forfeiture on termination of employment, except for retirement, death or disability. If the Company were to pay a stock dividend, dividends would be paid on these shares. The following table lists the number of shares issued to each executive each year.

                                        Number of Shares
                                  ----------------------------
     Name                          2001                  2002
     ----                          ----                  ----

     John L. Larsen               20,000                20,000
     Keith G. Larsen                -0-                   -0-
     Daniel P. Svilar             15,000                15,000
     Harold F. Herron             10,000                10,000
     R. Scott Lorimer             10,000                10,000
     Peter G. Schoonmaker           -0-                   -0-

     (6) Stock options granted pursuant to the Company's 1998 Incentive Stock Option Plan. See details of the options.

     (7) Consists of a Christmas bonus paid in fiscal 2001.

     (8) Mr. Herron was instrumental in growing The Brunton Company to the level that it could be sold to a third party. For his efforts the Company granted Mr. Herron a bonus which is paid out over several years, ending in August 2004. The amount of the bonus paid was $21,200, $36,900 and $36,900 for seven months ended December 31, 2002, and the fiscal years ended May 31, 2002 and 2001, respectively. The total bonus paid also includes a Christmas bonus of $6,600, for the seven months ended December 31, 2002, and $6,700 and $3,900 for fiscal years ended May 31, 2002 and 2001, respectively, and a $10,000 bonus paid in 2002 to officers and employees after the conclusion of a coalbed methane gas transaction.

     (9) Mr. Schoonmaker completed equity financing for Rocky Mountain Gas. In recognition of Mr. Schoonmaker's accomplishments, the Company granted Mr. Schoonmaker a bonus which will be paid out over several years, ending in November 2003. The compensation that Mr. Schoonmaker received under this bonus plan was $17,300 during the seven months ended December 31, 2002, and $30,000 and $16,500 during the fiscal years ended May 31, 2002 and 2001, respectively. The total bonus paid also includes a Christmas bonus of $5,800 for the seven months ended December 31, 2002, and $6,300 and $2,600 in the fiscal years ended May 31, 2002 and 2001, respectively, and a $10,000 bonus paid in 2002 to officers and employees after the conclusion of a coalbed methane gas transaction.

EXECUTIVE COMPENSATION PLANS AND EMPLOYMENT AGREEMENTS

     The Company has adopted a plan to pay the dependants of Messrs. J. Larsen and Svilar amounts equivalent to the salaries they are receiving at the time of their death, for a period of one year after death, and reduced amounts for up to five years thereafter. The amounts to be paid in such subsequent years have not yet been established, but would be established by the boards of directors of the Company and Crested.

     Mr. Svilar has an employment agreement with the Company and Crested, which provides for an annual salary in excess of $100,000, with the condition that Mr. Svilar pay an unspecified amount of expenses incurred by him on behalf of the Company and its affiliates. In the event Mr. Svilar's employment is involuntarily terminated, he is to receive an amount equal to the salary he was being paid at termination, for a year. If he should voluntarily terminate his employment, the Company and Crested will pay him that salary for nine months thereafter. The foregoing is in addition to Mr. Svilar's Executive Severance and Non-Compete Agreement with the Company (see below).

     In fiscal 1992, the Company signed Executive Severance and Non-Compete Agreements with Messrs. John L. Larsen, Svilar and Lorimer, providing for payment to such person upon termination of his employment with the Company, occurring within three years after a change in control of the Company, of an amount equal to (i) severance pay in an amount equal to three times the average annual compensation over the prior five taxable years ending before change in control, (ii) legal fees and expenses incurred by such persons as a result of termination, and (iii) the difference between market value of securities issuable on exercise of vested options to purchase securities in USE, and the options' exercise price. These Agreements also provide that for the three years following termination, the terminated individual will not compete with USE in most of the western United States in regards to exploration and development activities for uranium, molybdenum, silver or gold. During fiscal 2001, the Company signed similar Agreements with Keith Larsen, Mark Larsen, Richard Larsen, Harold Herron, Robin Kindle and Pete Schoonmaker. For such non-compete covenant, such persons will be paid monthly over a three year period an agreed amount for the value of such covenants. These Agreements are intended to benefit the Company's shareholders, by enabling such persons to negotiate with a hostile takeover offeror and assist the board of directors concerning the fairness of a takeover, without the distraction of possible tenure insecurity following a change in control. As of this proxy statement, the Company is unaware of any proposed hostile takeover.

     The Company and Crested provide all of their employees with certain forms of insurance coverage, including life and health insurance, with the exception of Messrs. John L. Larsen and Daniel P. Svilar. The Company and Crested reimburse Messrs. John Larsen and Svilar for their medicare supplement premiums. The health insurance plan does not discriminate in favor of executive employees; life insurance of $200,000 is provided to each member of upper management (which includes all persons in the compensation table), $100,000 of such coverage is provided to middle-management employees, and $90,000 of such coverage is provided to other employees.

     EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"). An ESOP has been adopted to encourage ownership of the common stock by employees, and to provide a source of retirement income to them. The ESOP is a combination stock bonus plan and money purchase pension plan. It is expected that the ESOP will continue to invest primarily in the common stock. Messrs. J. Larsen and Herron are the trustees of the ESOP.

     Contributions to the stock bonus plan portion of the ESOP are discretionary and are limited to a maximum of 15% of the covered employees' compensation for each accounting year. Contributions to the money purchase pension portion of the ESOP are mandatory (fixed at ten percent of the compensation of covered employees for each year), are not dependent upon profits or the presence of accumulated earnings, and may be made in cash or shares of company's common stock.

     The Company made a contribution of 43,867 shares to the ESOP for the seven months ended December 31, 2002, all of which were contributed under the money purchase pension plan. At the time the shares were contributed, the market price was $3.08 per share, for a total contribution with a market value of $135,100 (which has been funded by the Company). The Company and Crested each are responsible for one- half of that amount. 18,315 the shares were allocated to the ESOP accounts of the executive officers of the Company and the president of Rocky Mountain Gas, Inc. Additionally, 4,806 shares were allocated to the

ESOP accounts of these same individuals from ESOP shares forfeited by terminated employees who were not fully vested.

     Employee interests in the ESOP are earned pursuant to a seven year vesting schedule; after three years of service, the employee is vested to 20% of the ESOP account, and thereafter at 20% per year. Any portion which is not vested is forfeited upon termination of employment, other than by retirement, disability, or death.

     The maximum loan outstanding during seven months ended December 31, 2002 under a loan arrangement between the Company and the ESOP was $927,013 at December 31, 2002. Interest owed by the ESOP was not booked by the Company. Crested pays one-half of the amounts contributed to the ESOP by the Company. Because the loans are expected to be repaid by contributions to the ESOP, Crested may be considered to indirectly owe one-half of the loan amounts to the Company.

     1998 INCENTIVE STOCK OPTION PLAN. The Company's 1998 Incentive Stock Option Plan ("1998 ISOP") reserved an aggregate of 2,750,000 shares of common stock for issuance upon exercise of options granted thereunder. Awards under the plan were made by a committee of three or more persons selected by the Board (presently Messrs. Herron, Bebout and Fraser) and ratified by the board of directors.

     Options expire no later than ten years from the date of grant, and upon termination of employment for cause. Subject to the ten year maximum period, upon termination, unless terminated for cause, options are exercisable for three months or in the case of retirement, disability or death, for one year.

     2001 INCENTIVE STOCK OPTION PLAN ("2001 ISOP"). The 2001 ISOP was approved at the 2001 Annual Meeting of Shareholders meeting, and provides for the issuance of options to purchase up to 3.0 million shares of common stock; the options are intended to qualify under section 422 of the Internal Revenue Code. Options are issued at exercise prices equal to (or for holders of 10% or more of the outstanding stock at the time, 110% of) market price on grant dates, and would vest (become exercisable) at various times as determined by the executive committee and approved by the board of directors. All options are exercisable for cash, or through other means as determined by the executive committee and approved by the board of directors, in accordance with similar plans of public companies.

     For information about options, please see the consolidated Financial Statements for the seven months ended December 31, 2002. During the seven months ended December 31, 2002, options on 973,000 shares were granted, and previously granted options on 71,167 shares were exercised during the seven months ended December 31, 2002.

     In the prior fiscal year ended May 31, 2002, options on 1,030,000 shares were granted, and previously granted options on 253,337 shares were exercised as of May 31, 2002.

OPTION GRANTS TO EXECUTIVE OFFICERS IN THE SEVEN MONTHS ENDED
DECEMBER 31, 2002 (NONQUALIFIED)

The issuance of these options was previously disclosed in the Proxy Statement for the December 2002 Annual Shareholders' Meeting.

                                               PERCENT
                             NUMBER OF         OF ALL OPTIONS
                             SHARES UNDER-     GRANTED TO
                             LYING OPTIONS     EMPLOYEES         EXERCISE    EXPIRATION    GRANT DATE
NAME                         GRANTED           IN 2002           PRICE       DATE (1)      PRES. VALUE (2)

John L. Larsen                 97,000             10.0%           $2.25       12/07/11       $299,000
Keith G. Larsen                97,000             10.0%           $2.25       12/07/11       $299,000
Harold F. Herron               97,000             10.0%           $2.25       12/07/11       $299,000
Daniel P. Svilar               97,000             10.0%           $2.25       12/07/11       $299,000
R. Scott Lorimer               97,000             10.0%           $2.25       12/07/11       $299,000
Peter G. Schoonmaker*          97,000             10.0%           $2.25       12/07/11       $299,000

*   President of Rocky Mountain Gas, Inc.

(1) Options were granted on August 8, 2002.

(2) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options that were granted to the named officer. The following facts and assumptions were used in making this calculation: An exercise price of $2.25 which was equal to the market value of the stock on the grant date (August 8, 2002); a zero dividend yield; expected volatility of 62.65%, risk-free interest rate of 5.6%, and an expected life of 10 years.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND SEVEN MONTHS ENDED 12/31/02 AND OPTION/SAR VALUES AT 12/31/02

     The following table shows options exercised during the seven month period ended December 31, 2002, options exercisable at May 31, 2002, and options exercisable and the dollar values for in-the-money options, at December 31, 2002 (closing market price on that date was $3.08).

      (a)                      (b)                (c)             (d)            (e)              (f)
                          In Seven Months Ended 12/31/02                                        Value of
                          ------------------------------      Number of       Number of       In-the-Money
                              Shares                         Options/SARS    Options/SARs     Options/SARs
                             Acquired            Value        at 5/31/02      at 12/31/02      at 12/31/02
Name                      on Exercise (#)     Realized($)     Exercisable     Exercisable      Exercisable
----                      ---------------     -----------     -----------     -----------      -----------

John L. Larsen,                -0-                -0-            77,718           77,718       $ 83,935 (1)
   CEO                         -0-                -0-            34,782           34,782       $  7,130 (2)
                               -0-                -0-           184,400          184,400       $125,392 (3)
                               -0-                -0-           100,000          100,000       $(82,000)(4)
                               -0-                -0-             -0-             97,000       $ 80,510 (5)

Keith G. Larsen                -0-                -0-            52,718           52,718       $ 56,935 (1)
   President                   -0-                -0-            34,782           34,782       $  7,130 (s)
                               -0-                -0-           309,400          309,400       $210,392 (3)
                               -0-                -0-           100,000          100,000       $(82,000)(4)
                               -0-                -0-             -0-             97,000       $ 80,510 (5)

      (a)                      (b)                (c)             (d)            (e)              (f)
                          In Seven Months Ended 12/31/02                                        Value of
                          ------------------------------      Number of       Number of       In-the-Money
                              Shares                         Options/SARS    Options/SARs     Options/SARs
                             Acquired            Value        at 5/31/02      at 12/31/02      at 12/31/02
Name                      on Exercise (#)     Realized($)     Exercisable     Exercisable      Exercisable
----                      ---------------     -----------     -----------     -----------      -----------


Harold F. Herron,                -0-               -0-           40,218          40,218         $ 43,435 (1)
   Sr. Vice President            -0-               -0-           34,782          34,782         $  7,130 (2)
                               29,500          $33,661(6)        96,900          67,400         $ 45,832 (3)
                                 -0-               -0-          100,000         100,000         $(82,000)(4)
                                 -0-               -0-            -0-            97,000         $ 80,510 (5)

Daniel P. Svilar                 -0-               -0-           40,218          40,218         $ 43,435 (1)
   Secretary                     -0-               -0-           34,782          34,782         $  7,130 (2)
                                 -0-               -0-          121,900         121,900         $ 82,892 (3)
                                 -0-               -0-          100,000         100,000         $(82,000)(4)
                                 -0-               -0-            -0-            97,000         $ 80,510 (5)

R. Scott Lorimer                 -0-               -0-           40,218          40,218         $ 43,435 (1)
   Treasurer                     -0-               -0-           34,782          34,782         $  7,130 (2)
                               41,667          $70,417(7)       121,900          80,233         $ 54,558 (3)
                                 -0-               -0-          100,000         100,000         $(82,000)(4)
                                 -0-               -0-            -0-            97,000         $ 80,510 (5)

Peter G. Schoonmaker             -0-               -0-           25,000          25,000         $  5,125 (2)
   President of RMG              -0-               -0-           71,900          71,900         $ 48,892 (3)
                                 -0-               -0-          100,000          100,00         $(82,000)(4)
                                 -0-               -0-            -0-            97,000         $ 80,510 (5)

----------

     (1) Equal to $3.08, the closing market price on December 31, 2002, less $2.00 per share option exercise price, multiplied by all shares exercisable.

     (2) Equal to $3.08, the closing market price on December 31, 2002, less $2.875 per share option exercise price, multiplied by all shares exercisable.

     (3) Equal to $3.08, the closing market price on December 31, 2002, less $2.40 per share option exercise price, multiplied by all shares exercisable.

     (4) Equal to $3.08, the closing market price on December 31, 2002, less $3.90 per share option exercise price, multiplied by all shares exercisable.

     (5) Equal to $3.08, the closing market price on December 31, 2002, less $2.25 per share option exercise price, multiplied by all shares exercisable.

     (6) Equal to $3.539, the closing market price on the date of exercise, less $2.40 per share option exercise price, multiplied by the number of options exercised. No shares acquired on exercise of these options have been sold.

     (7) Equal to $4.09, the closing market price on the date of exercise, less $2.40 per share option exercise price, multiplied by the number of options exercised. No shares acquired on exercise of these options have been sold.

     1996 STOCK AWARD PROGRAM. The Company had an annual incentive compensation arrangement for the issuance of up to 67,000 shares of common stock each year (from 1997 through 2002) to executive officers of the Company, in amounts determined each year based on earnings of the Company for the prior fiscal. A total of 349,158 shares were issued under this plan. The compensation committee did not award any shares under this plan during the seven months ended December 31, 2002.

     One-half of the compensation expense under the Program was the responsibility of Crested.

     Each allocation of shares was issued in the name of the officer, and is earned out (vested) over 5 years, at the rate of 20% as of May 31 of each year following the date of issue. However, none of the vested shares become available to or come under the control of the officer until termination of employment by retirement, death or disability. Upon termination, the share certificates will be released to the officer; until termination, the certificates are held by the Treasurer of the Company. Voting rights are exercised over the shares by the non-employee directors of the Company; dividends or other distributions with respect to the shares will be held by the Treasurer for the benefit of the officers.

     The number of shares awarded each year out of such 67,000 shares aggregate limit was determined by the compensation committee. The total shares issued were divided among the officers based on the following percentages: John L. Larsen 29.85%, Daniel P. Svilar 22.39%, Max T. Evans 17.91% (now deceased), Harold F. Herron 14.93% and R. Scott Lorimer 14.93%.

     2001 STOCK COMPENSATION PLAN. The shareholders approved the 2001 Stock Compensation Plan (the "plan"), at the 2001 Annual Shareholders Meeting.

     The plan has an initial term of seven years, with up to 10,000 shares of common stock to be issued in January of each year (starting 2002) to six individuals (five officers: John L. Larsen, Keith G. Larsen, Robert Scott Lorimer, Harold F. Herron, Daniel P. Svilar; and Peter Schoonmaker, president and a director of Rocky Mountain Gas, Inc.). The number of shares to be issued in any year will be determined by the executive committee and approved by the board of directors, taking into account our public stock prices at the date of grant and during the prior calendar year, the Company's financial condition and business prospects, and other factors deemed appropriate. The Company will pay the income taxes owed by recipients as a result of receipt of the stock.

     The stock recipients will agree not to sell or transfer such shares during their employment with the Company. As of December 31, 2002, no shares had been granted under the Plan.

     The 2001 Stock Compensation Plan is now the sole mechanism for compensating management with stock, however options may be granted to management and others under the 2001 ISOP. This plan is designed to reward executives with equity, and encourage them to increase their ownership of the Company and not sell their shares in the market.

DIRECTORS' FEES AND OTHER COMPENSATION

     The Company pays non-employee directors a fee of $150 per meeting attended. All directors are reimbursed for expenses incurred with attending meetings.

     In addition, non-employee directors are compensated for services with $400 per month, payable each year by the issue of shares of USE common stock based on the closing stock market price as of January 15.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     DEBT OWED BY DIRECTORS. In the early 1990s, Harold F. Herron, an officer and director, had been living in and caring for a house owned by the Company. In fiscal 1995, Mr. Herron purchased the house for $260,000 (equal to appraised value), and was reimbursed by the Company for $22,830 of leasehold improvements he had made to the property. The Company accepted a promissory note for $112,170 of the purchase price, with 7% annual interest; a payment schedule was entered into and Mr. Herron is current in his payments on the note. This note was a nonrecourse note secured by 30,000 shares of the Company's common stock owned by Mr. Herron. At December 31, 2002 he owed $120,100 on the note. During fiscal 2002 and 2001 he gave up 5,000 shares, for a total of 10,000 shares, of the collateral to reduce the debt.

     FAMILY EMPLOYMENT. Three of John L. Larsen's sons, three sons-in-law and one grandson are employed by the Company or subsidiaries. Collectively, Mr. Larsen and these family members received $665,300 in total compensation for services during the seven months ended December 31, 2002.

     TRANSACTIONS INVOLVING USECC AND CRESTED. The Company and Crested conduct most activities through their equally-owned joint venture USECC. From time to time the Company and Crested advance funds to or make payments on behalf of USECC, which create intercompany debt. The party extending funds is subsequently reimbursed by the other venturer. Crested owed the Company $8,553,900 at December 31, 2002.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors seeks shareholder ratification of the board's appointment of Grant Thornton LLP, certified public accountants, to act as the auditors of our financial statements for the fiscal year ending December 31, 2003. The audit committee has recommended that the board retain this auditing firm for year 2003. Grant Thornton audited our financial statements for the fiscal years ended May 31, 2002 and 2001, and the seven month period ended December 31, 2002. The board has not determined what action, if any, would be taken should the appointment of Grant Thornton not be ratified at the meeting.

     ACCOUNTANT'S FEES. Grant Thornton billed us the following fees in the seven month period ended December 31, 2002.

     Audit and Tax Fees: $87,500*

     Financial Information Systems Design and Implementation Fees: $ -0-

     All Other Fees: $12,823

     * Includes review of quarterly financial information filed with the Securities and Exchange Commission on Form 10-Q, pursuant to review requirements imposed by the Commission.

     The audit committee of the board of directors considers the provision of services described above to be compatible with Grant Thornton's independence.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Grant Thornton LLP has audited the Company's financial statements for the seven months ended December 31, 2002. A representative of Grant Thornton LLP will be present at the meeting in person or by telephone to respond to appropriate questions, and will be provided the opportunity to make a statement at the meeting. There have been no disagreements between the Company and Grant Thornton LLP, concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which were not resolved to the satisfaction of that firm.

                             COPIES OF OUR FORM 10-K

     Promptly upon receiving a request from any shareholder, without charge we will send to the requester a copy of our Transition Annual Report on Form 10-K for the seven months ended December 31, 2002, with exhibits, as filed with the Securities and Exchange Commission. Please address your request to Daniel P. Svilar, Assistant Secretary, at U.S. Energy Corp., 877 North 8th West, Riverton, Wyoming 82501. You also may call or fax him at T 307.856.9271, F 307.857.3050.

                                  EXHIBIT INDEX

Exhibit No.          Description of Exhibit
-----------          ----------------------

    99.1             Audit Committee Charter
    99.2             Certification by Audit Committee

PROXY                           U.S. ENERGY CORP.                          PROXY

   KNOW ALL PERSONS: That the undersigned shareholder of U.S. Energy Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Keith G. Larsen, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's Offices at 877 North 8th West, Riverton, Wyoming 82501 on FRIDAY, JUNE 6, 2003 AT 10:00 A.M., local time, or at any adjournments thereof upon the following:

   THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON THIS CARD; (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE IN FAVOR OF THE DIRECTOR NOMINEES, AND IN FAVOR OF RATIFYING THE SELECTION OF INDEPENDENT AUDITORS.

   If you wish to vote on all matters as the Board of Director recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes below.

   INSTRUCTION: Mark only one box to each item.

1. Election of Directors:

         o    FOR the nominee               o    ABSTAIN

         John L. Larsen __________          Keith G. Larsen __________

YOU HAVE THE OPTION: TO VOTE FOR SOME NOMINEES(S), BUT ABSTAIN FROM VOTING FOR OTHER NOMINEE(S). TO DO SO, (1) CHECK THE FOR BOX, AND (2) DRAW A LINE THROUGH THE NAME OF THE NOMINEE(S) YOU WANT TO ABSTAIN FROM. TO ABSTAIN FROM VOTING FOR ALL NOMINEES, CHECK THE ABSTAIN BOX AND DO NOT DRAW A LINE THROUGH ANY NAME.
OR,
TO VOTE FOR NOMINEES BY CUMULATING YOUR VOTES, FOLLOW THESE STEPS: (1) CHECK THE FOR BOX; (2) MULTIPLY THE NUMBER OF SHARES YOU HOLD TIMES 2; AND (3) PRINT THE NUMBER OF VOTES YOU WANT TO CAST ON THE LINE NEXT TO THE NOMINEE(S) YOU WANT TO VOTE FOR, AND DRAW A LINE THROUGH THE NOMINEE(S) YOU DO NOT WANT TO VOTE FOR. YOU MAY CAST YOUR VOTES FOR ONE NOMINEE, OR YOU MAY DISTRIBUTE YOUR VOTES AMONG THE NOMINEES AS YOU WISH. THE TOTAL VOTES CAST MUST EQUAL THE TOTAL NUMBER OF SHARES YOU HOLD TIMES 2.

2. Ratification of appointment of Grant Thornton LLP as independent auditors for the current fiscal year.

   o  FOR the appointment        o  AGAINST the appointment        o  ABSTAIN

PROXY                           U.S. ENERGY CORP.                          PROXY

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS PROVIDED ON THE REVERSE SIDE.

   Sign your name exactly as it appears on the mailing label below. It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.

                                  ----------------------------------------------

                                  (Sign on this line - joint holders may sign appropriately)

                                  -------------------------  -------------------
                                  (Date)                     (Number of Shares)

                                  PLEASE NOTE: Please sign, date and place this Proxy in the enclosed self-addressed, postage prepaid envelope and deposit it in the mail as soon as possible. Please check if you are planning to attend the meeting |_|

                                  If the address on the mailing label is not correct, please provide the correct address in the following space.

                                  ----------------------------------------------

                                  ----------------------------------------------